SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event report): April 3, 2000

                              DETOUR MAGAZINE, INC.
               (Exact Name of Registrant as Specified in Charter)

        Colorado                     0-25388                 84-1156459
 (State of Other Jurisdiction      (Commission              (IRS Employer
      of  Incorporation)           File Number)           Identification No.)


                        7060 Hollywood Blvd., Suite 1150
                             Los Angeles, California
                    (Address of Principal Executive Officers)


                                      90028
                                   (Zip Code)


                                 (213) 469-9444
                         (Registrant's Telephone Number)


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      ITEM 5.  OTHER EVENTS

     The staff of Salt Lake City District office of the Securities and Exchange Commission ("SEC") has notified the Company and its Chairman, Edward T. Stein, that it is recommending to the SEC that an enforcement action be filed against both the Company and Mr. Stein relating to accuracy of certain of the Company's financial statements in 1997 and 1998. Based on discussions between the staff and the Company's counsel, the Company believes that the enforcement action would be based on: (i) the improper presentation of certain quarterly financial information; and (ii) the failure to record in accordance with generally accepted accounting principles the proper compensation expense resulting from the issuance in 1997 of options to purchase 2,200,000 shares of Common Stock in 1997 to consultants.

     The Company believes that the issue regarding improper presentation of quarterly financial information relates to the Company's averaging of certain costs and expenses in certain quarterly periods in 1997 and 1998 instead of calculating these costs and expenses precisely. To comply with the staff's requirement, the Company would be required to determine the actual costs and expenses for the affected quarters. The Company is uncertain of what, if any, actual adjustments would be made or the magnitude of such adjustments. No allegation has been made as to the accuracy of these costs and expenses in the related annual financial statements, and the Company does not believe that any of these quarterly adjustments would result in any change in the Company's reported net income for 1997 and 1998.

     The second issue relates to whether the Company recorded the proper amount of compensation expense in connection with the issuance of the options to the consultants. The Company recorded an expense of $22,000, based on the exercise price of the options of $.01 per share. The Company understands that the staff believes that the expense should be the fair market value of the options at the time the options were issued. Under generally accepted accounting principles, any such additional compensation expense in connection with the options would result in a corresponding increase in the paid-in capital of the Company. Thus, while the expense would increase the Company's net loss for 1997, the paid-in-capital would be similarly increased and there would be no change to the Company's total stockholders' equity as of the end of 1997.

     The Company has determined to restate the questioned financial statements to address the concerns raised by the staff. The Company has advised the staff of this intention, and is presently involved in discussions with the staff to resolve the matter.

      ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND EXHIBITS

               (C)   EXHIBITS.

                     Exhibit 16.1      Letter of Marcum & Kliegman LLP


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  April 12, 2000                     DETOUR MAGAZINE, INC.


                                          By:    /S/ EDWARD T. STEIN
                                              ---------------------------------
                                              Name:  Edward T. Stein
                                              Title: Chairman of the Board


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